Exhibit 99 (a) (5) (ix)
S I E R R A W I R E L E S S Connecting people and systems to mobile broadband networks around the world Fourth Quarter 2008 Corporate Update

SAFE HARBOR STATEMENT Certain statements in this presentation that are not based on historical facts constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws (“forward -looking statements”) . These forward-looking statements are not promises or guarantees of future performance but are only predictions that relate to future events, conditions or circumstances or our future results, performance, achievements or developments and are subject to substantial known and unknown risks, assumptions, uncertainties and other factors that could cause our actual results, performance, achievements or developments in our business or in our industry to differ materially from those expressed, anticipated or implied by such forward-looking statements. Forward-looking statements include all financial guidance for the fourth quarter of 2008, disclosure regarding possible events, conditions, circumstances or results of operations that are based on assumptions about future economic conditions, courses of action and other future events. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. These forward-looking statements appear in a number of different places in this presentation and can be identified by words such as “may”, “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, “anticipates”, or their negatives or other comparable words. Forward-looking statements include statements regarding the outlook for our future operations, plans and timing for the introduction or enhancement of our services and products, statements concerning strategies or developments, statements about future market conditions, supply conditions, end customer demand conditions, channel inventory and sell through, revenue, gross margin, operating expenses, profits, forecasts of future costs and expenditures, the outcome of legal proceedings, and other expectations, intentions and plans that are not historical fact. The risk factors and uncertainties that may affect our actual results, performance, achievements or developments are many and include, amongst others, our ability to develop, manufacture, supply and market new products that we do not produce today that meet the needs of customers and gain commercial acceptance, our reliance on the deployment of next generation networks by major wireless operators, the continuous commitment of our customers, and increased competition. These risk factors and others are discussed in our Annual Information Form which may be found on SEDAR at www.sedar.com and in our other regulatory filings with the Securities and Exchange Commission in the United States and the Provincial Securities Commissions in Canada Many of these factors and uncertainties are beyond the control of the Company. Consequently, all forward-looking statements in this presentation are qualified by this cautionary statement and there can be no assurance that actual results, performance, achievements or developments anticipated by the Company will be realized. Forward-looking statements are based on management’s current plans, estimates, projections, beliefs and opinions and the Company does not undertake any obligation to update forward-looking statements should the assumptions related to these plans, estimates, projections, beliefs and opinions change. Sierra Wireless, Inc. Proprietary and Confidential

ADDITIONAL INFORMATION The tender offers described here, which have not yet commenced, will be made for the ordinary shares, American depositary shares (the “ADSs”) and convertible bonds (the “OCEANEs”) of Wavecom.offer to buy This or the solicitation of an offer to sell any Wavecom securities. The solicitation and the offer to buy the shares, ADSs and OCEANEs of Wavecom will be made only pursuant to the offer to purchase and related materials that Sierra Wireless filed with the French Autorité des marches financiers (the “AMF”) as a note d’information, or to file with the the U.S. Securities and Exchange Commission (the “SEC”). Wavecom ender Offer Statement on Schedule TO and the note-9 and note en réponse we expect d’information, Wavecom to file, andas well as any amendments or supplements thereto, prior to making any decisions with respect to the tender offers because these documents contain, or will contain, important information, including the terms and conditions of the tender offer. Wavecom security holders and other investors will be able to obtain copies of these tender offer materials and amf- any other france.org.), and with the SEC, from the SEC’s website (www.sec. erra Wireless will also be available for free at Sierra Wireless’s website (www Sierra Wireless, Inc. Proprietary and Confidential

CORPORATE PROFILE A leader in wireless for Mobile Computing & M2M A leading designer and developer of wide area wireless solutions for mobile computing and machine to machine communications Core competencies in airlink innovation, software design, integration & certification Mobile computing adapters, embedded modules, rugged mobile modems, M2M solutions, embedded software Products sold by wireless operators, resellers and OEMs worldwide HQ in Vancouver; Regional offices in San Diego, San Francisco, London, Shenzhen532 employees & contractors worldwide Primary manufacturing in China with Flextronics Publicly traded: NASDAQ & TSX Sierra Wireless, Inc. Proprietary and Confidential

STRONG MARKET GROWTH FORECASTED Focused on 2 high growth wireless segments PC adapters & embedded solutions for mobile computing Gateways & embedded solutions for machine to machine Markets expected to grow from $5.7B in 2008 to $20B in 2012 millions) $ ( Revenue Source: Adapters and Internal Modems — ABI Research 2008, M2M — ABI Research 2007 Mobile Computing CAGR of 37% Machine to Machine CAGR of 34% Sierra Wireless, Inc. Proprietary and Confidential

DIFFERENTIATORS Airlink Innovation Product Performance Early to Market & Reliability Customer Services & Customer Support Sierra Wireless, Inc. Proprietary and Confidential

PC ADAPTER PRODUCTS

- PC Adapter products for HSPA & EV-DO
  - AirCard® & USB Solutions
  - Compass 885 for HSPA networks commenced shipments to global operators
  - Commenced collaboration with Telstra, Qualcomm and Ericsson, to develop world's first HSPA+ (21Mbps) USB devices
  - 72% of total Q3 2008 revenue


Sprint


at&t


AirCard


Sprint


Tarjeta Internet Movil
3.5G
movistar



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EMBEDDED MODULE SOLUTIONS HSPA and EV-DO module solutions Introduced MC8792V for HSPA networks Rapid time to market & reduced project risk Broad OEM customer base: Over 50 active customers22% of Q3 2008 revenue Sierra Wireless, Inc. Proprietary and Confidential

MOBILE AND M2M Rugged mobile and M2M gateways for industrial markets & public safety ALEOS embedded software, remote device management tools HSPA, EDGE, EV-DO and CDMA 1X5% of Q3 2008 revenue Sierra Wireless, Inc. Proprietary and Confidential

GLOBAL BUSINESS CHANNELS Solid Q3 YOY growth in all regions Americas: +21% Europe: +31% Asia Pacific: +25% Sierra Wireless, Inc. Proprietary and Confidential

PRODUCT UPDATE PC ADAPTERS Q3 PC Adapter sales down 6% from Q2; up 35% from Q3 2007 Strong revenue contribution from AT&T, Sprint and Telstra Continued shipments of HSPA products to operators in Europe Shipping new HSPA and EVDO Compass USB modems to several operators Fully featured: GPS, TRU-Install, TRU-Flow, On-board memory storage Compass 597 for EV-DO launched with Telus in Canada and Telecom NZ. Missed product launch with major wireless operator Compass 885 for HSPA launched with AT&T in the US, Telstra in Australia and Swisscom and sunrise in Switzerland Commenced collaboration with Telstra, Qualcomm and Ericsson, to develop world’s first HSPA+ (21Mbps) USB Sierra Wireless, Inc. Proprietary and Confidential

PRODUCT UPDATE – EMBEDDED MODULES

SIERRA WIRELESS
HEART OF THE WIRELESS MACHINE

Q3 OEM down 27% from Q2; up 8% from Q3 2007

- Diverse embedded business with over 50 customers
- Serving multiple segments including PC OEM, Networking Equipment, Industrial Handhelds, M2M and MRM
- Q3 PC OEM sales represented 50% of embedded module sales
- Competition in PC OEM market is continuing to intensify
- Microboard in Brazil is embedding our modules into their Microboard Elite notebook computer
- Introduced the MC8792V for HSPA networks, our first embedded module to offer UMTS 900 MHz frequency band support
- Design wins with Router OEMs including Cisco, Ericsson and Digi. In Q3, announced wins with Netcomm, CalAmp and OneAccess

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PRODUCT UPDATE MOBILE & M2M Q3 Mobile and M2M sales down 13% from Q2; down 26% from Q3 2007 High gross margin product category Commenced shipments of Pin Point products into the EMEA region Several intelligent gateway devices certified on operator networks including Verizon Wireless, Bell Mobility, Alltel, Rogers Wireless and Telus during Q3ALEOS embedded intelligence software enhanced to include events reporting capabilities for Pin Point mobile gateways Completed agreement to purchase the assets of Junxion, Inc, an innovative supplier of routers and device management solutions for M2M Mobile and M2M gateway market is highly fragmented and fertile ground for profitable growth Plan to grow this business with new products and segments, geographical expansion, share gains and potential M&A transactions Sierra Wireless, Inc. Proprietary and Confidential

Third Quarter 2008 Financial Results

Q3 2008 FINANCIAL RESULTS VS GUIDANCE GAAP Non-GAAP In millions of US$ (except EPS) Actual Guidance Actual Guidance Revenue $ 136.8 $ 140.0 $ 136.8 $ 140.0 Earnings from Operations $ 9.8 $ 11.0 $ 12.1 $ 13.4 Net Earnings $ 7.3 $ 8.5 $ 8.9 $ 10.1 Diluted EPS $ 0.23 $ 0.27 $ 0.28 $ 0.32 Earnings from operations — actual results include:$1.6 million of stock-based compensation$0.7 million of purchase price amortization Sierra Wireless, Inc. Proprietary and Confidential

REVENUE AND OPERATING MARGIN $US millions 160 10.4% 12.0% 9.8% 140 9.3% 10.0% 120 8.0% 7.2% 8.0% 100 80 6.0% 60 4.0% 40 2.0% 20 0 0.0% Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Revenue Operating Margin Sierra Wireless, Inc. Proprietary and Confidential

FINANCIAL CAPACITY $US millions $US millions 250 $22.8 25 $17.7 200 20 $17.0 $14.6 $14.2 150 15 100 10 50 5 0 0 Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Cash CF from Operations Sierra Wireless, Inc. Proprietary and Confidential

Q4 2008 FINANCIAL GUIDANCE Reflects current business indicators and expectations Guidance for the fourth quarter reflects expected erosion in sales of embedded modules to PC OEMs, combined with continued macro economic headwinds in key markets Guidance also includes some revenue contribution from new product launches Risk factors described in regulatory filings Actual results could differ materially from guidance Based on current beliefs & assumptions, subject to change Sierra Wireless, Inc. Proprietary and Confidential

Q4 2008 FINANCIAL GUIDANCE Non GAAP adjustments Acquisition Q4 2008 Guidance GAAP Stock Comp Amortization Non GAAP Revenue $ 140.0 million $ 140.0 million Earnings from operations $ 10.0 million $ 1.6 million $ 0.6 million $ 12.2 million Net earnings $ 7.3 million $ 1.1 million $ 0.5 million $ 8.9 million Diluted earnings per share $ 0.23 / share $ 0.28 / share YOY Revenue growth of 2.4%5.2% operating margin Sierra Wireless, Inc. Proprietary and Confidential

CORPORATE DEVELOPMENT Tender Offer to Acquire Wavecom Creating a Global Leader in Wireless Data Sierra Wireless, Inc. Proprietary and Confidential

AN ATTRACTIVE FRIENDLY OFFER All cash offer to purchase Wavecom’s bonds for a total transaction value of 218M 8.50 per common share, representing 108% premium to price of October 3rdTotal equity tender amount of 137M 31.93 per convertible bond, representing 2% premium over redemption value Total bond tender amount of 81M Strong consolidated financial position post closing Pro forma estimated revenue of nearly $750M in 2008 Well capitalized with no debt and an estimated $100M of cash Significant opportunities for synergies Increased revenue growth Lower product costs Wavecom is in full support of the transaction Company has signed a Memorandum of Understanding and recommends the offer Founders have agreed to tender to the offer, representing 21% of outstanding shares Expect transaction to close late Q1, subject to regulatory approvals Sierra Wireless, Inc. Proprietary and Confidential

SIERRA WIRELESS
HEART OF THE WIRELESS MACHINE

COMPLEMENTARY BUSINESSES

SIERRA WIRELESS

- A global leader in wireless modems for mobile computing and M2M
- #1 market share in North America
  - USB modems, PC cards
  - M2M Gateways
  - 3G embedded modules
- Recognized technology leadership
  - Advanced wireless standards
  - Data performance and reliability
- Key supplier to market leading mobile network operators and OEMs globally
  - Mobile computing, networking, industrial automation, energy wavecom

- A global leader in M2M embedded modules and solutions
- Most advanced and comprehensive product offering in the industry
  - M2M embedded modules and systems
  - Application platforms and tools
- Recognized innovation leadership
  - Integrated devices – Wireless CPU®
  - Embedded intelligence – OpenAT, InSim
- Strong position in key M2M verticals
  - Automotive, security, energy, fleet mgmt
- Strong relationships with global mobile network operators

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A LARGE AND GROWING MARKET

Global Cellular Wireless Data Market (millions of units)


294
215
165
130
94
66
46
CAGR: 36%
2007
2008
2009
2010
2011
2012
2013
Mobile Computing
M2M Embedded Modules
wavecom
• A market leader
• 2G/2.5G embedded modules
• Software solutions
SIERRA WIRELESS
• A market leader
• 3G embedded modules
• USB modems, PC cards
• M2M Gateways

Source: ABI Research

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A NATURAL MATCH Uniquely Positioned to Capture the Growth Opportunity Most comprehensive product portfolio in the industry Significant presence and market share in all regions globally Strong relationships with leading mobile network operators Market leading OEM customers in key segments Clear leadership in advanced wireless data technology and innovation Unparalleled research and development capabilities Sierra Wireless, Inc. Proprietary and Confidential

STRONGLY ALIGNED WITH STATED STRATEGY Establishes global leadership position in wireless data expands aggressively into M2M embedded module & solutions market Leverages and builds on the company’s Diversifies customer base and business lines Expands position in wireless data value chain Strengthens European and Asian presence & capabilities Low integration risk cultural fit, friendly transaction, complementary Sierra Wireless, Inc. Proprietary and Confidential

FINANCING Total transaction value of 218 million Tender for all outstanding shares and convertible bonds Sierra Wireless will use cash on its balance sheet and committed term facility to finance the acquisition 218 million Letter of Credit issued to guarantee offer Purchase of convertible bonds funded with term facility acts as a bridge Share purchase funded with balance sheet cash Redemption of convertible bonds upon change of control will be used to repay the term facility Upon closing, Sierra Wireless will be sufficiently capitalized to fund working capital and revenue growth Ample liquidity based on estimated pro-forma cash balance Access to committed line of credit, if needed Sierra Wireless, Inc. Proprietary and Confidential

Summary Adapter and vertical OEM business feeling some macro economic pressure, but continuing to perform well given overall environment New product development / launch activity and channel expansion cushioning impact of economic environment Mobile and M2M business is stable Proposed purchase of Wavecom represents key strategic move Consistent with strategy Complimentary businesses a good fit Creates a global leader in wireless data Sierra Wireless, Inc. Proprietary and Confidential